Exhibit 10.2

Sonus Networks, Inc.

4 Technology Park Drive

Westford, MA 01886

February 14, 2011

Mr. Raymond P. Dolan

By electronic delivery

Dear Ray:

As discussed, the October 8, 2010 letter (your “Agreement”) outlining the terms and conditions of your employment by Sonus Networks, Inc. is hereby amended by deleting paragraph 3(d)(iii) in its entirety and replacing it with the following:

3(d)(iii)      The Compensation Committee, in its sole discretion, will establish the “initiate”, “threshold”, “target” and “maximum” levels of achievement during the Performance Period.  If Company performance (as determined by the Compensation Committee in its sole discretion) is determined to be:

(A)                               above the “initiate” level of achievement, then Performance Shares will vest, on the schedule and subject to the terms and conditions set forth below;

(B)                               at the “threshold” level of achievement, then 250,000 Performance Shares will vest, on the schedule and subject to the terms and conditions set forth below;

(C)                               at the “target” level of achievement, then 500,000 Performance Shares will vest, on the schedule and subject to the terms and conditions set forth below; and

(D)                               at the “maximum” level of achievement, 750,000 Performance Shares will vest, on the schedule and subject to the terms and conditions set forth below;

provided, however, that the number of Performance Shares that will vest for performance between the “initiate”, “threshold”, “target”, and “maximum” levels of achievement for the Performance Period will be pro rated.

Except as modified by the terms of this letter, the terms of the Agreement will remain in full force and effect.  Capitalized terms not defined in this letter have the same definitions given to them in the Agreement.

Very truly yours,

/s/ Paul Severino
Paul Severino,
Chairman, Compensation Committee

Accepted by:

/s/ Raymond P. Dolan	February 14, 2011
Raymond P. Dolan	Date